PROVIDENT ENERGY TRUST

VOTING DIRECTION FOR

HOLDERS OF EXCHANGEABLE SHARES

OF PROVIDENT ACQUISITIONS INC. AND PROVIDENT ENERGY LTD.

The undersigned holder (the "Holder") of exchangeable shares ("Exchangeable Shares") has the right to instruct Computershare Trust Company of Canada (the "Trustee") in respect of the exercise of their votes at the Special Meeting of the unitholders of Provident Energy Trust (the "Trust") to be held on Wednesday, September 17, 2003 at 10:30 a.m. (Calgary time) (the "Meeting"), as follows:

•

To instruct the Trustee to exercise the votes to which the Holder is entitled as indicated below; OR

•

To instruct the Trustee to appoint a representative of the Trust's management as proxy to exercise the votes to which the Holder is entitled as indicated below; OR

•

To instruct the Trustee to appoint the Holder, or the Holder's designee as a proxy to exercise personally the votes to which the Holder is entitled as indicated below.

The Holder directs that their Exchangeable Shares be voted as follows:

1.

To vote FOR  or AGAINST  the special resolution substantially in the form set forth in Schedule "A" to the Proxy Statement and Information Circular of the Trust approving amendments to the trust indenture governing the Trust dated January 25, 2001, as amended.

IMPORTANT NOTE: IF NO DIRECTION IS MADE, FOR OR AGAINST, THE HOLDER'S EXCHANGEABLE SHARES WILL NOT BE VOTED

PLEASE SELECT ONE OF THE FOLLOWING:
Direct the Trustee to Vote Exchangeable Shares The holder hereby directs the Trustee to vote as indicated.

Appointment of Trust Management as Proxy

The Holder hereby appoints Grant D. Billing of Calgary, Alberta, or failing him, Mark N. Walker of Calgary, Alberta, with full power of substitution, and authorizes them to represent and vote, as indicated above, all of the Exchangeable Shares which the Holder may be entitled to vote at the Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

Appointment of the Holder, or the Holder's Designee as Proxy

The Holder hereby appoints ____________________________________as proxyholder of the Holder and authorizes them to represent and vote, as indicated above, all of the Exchangeable Shares which the Holder may be entitled to vote at the Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

IF THE HOLDER DOES NOT COMPLETE ONE OF THE FOREGOING, COMPLETES MORE THAN ONE OF THE FOREGOING OR COMPLETES THE THIRD SELECTION BUT DOES NOT SPECIFY A DESIGNEE, THE HOLDER WILL BE DEEMED TO HAVE DIRECTED THE TRUSTEE TO VOTE THEIR EXCHANGEABLE SHARES AS INDICATED.

This Voting Direction will not be valid unless the above residency declaration is properly completed, and then only to the extent resident Canadians (for purposes of the Income Tax Act (Canada)) hold beneficial ownership.

The Holder named below declares that with respect to the exchangeable shares voted pursuant to this voting direction:

_________ (number)	Exchangeable shares are held by beneficial owners who are residents of Canada for the purposes of the Income Tax Act (Canada)
_________ (number)	Exchangeable Shares are held by beneficial owners who are NOT residents of Canada for the purposes of the Income Tax Act (Canada)

DATED:  _____________, 2003.

__________________________________________

Signature of Holder

__________________________________________

Name of Holder

__________________________________________

Name of Authorized Officer

__________________________________________

Number of Exchangeable Shares Held

NOTES:

1.

This voting direction will not be valid and not be acted upon unless it is completed as outlined herein and delivered to the attention of Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1 Attention: Proxy Department, to reach the addressee no later than 3:00 p.m. (Toronto time) on September 15, 2003, or, if the Meeting is adjourned, by 3:00 p.m. (Toronto time) on the second business day prior to the date of the adjourned Meeting, or any further adjournment thereof. The voting direction is valid only for the Meeting or any adjournment(s) of the Meeting.

2.

This voting direction will not be valid unless the above residency declaration is properly completed, and then only to the extent resident Canadians (for purposes of the Income Tax Act (Canada)) hold beneficial ownership.

3.

If this voting direction is not signed by the Holder of Exchangeable Shares, the votes to which the Holder of the Exchangeable Shares is entitled will not be exercised. This voting direction must be dated and the signature hereon should be exactly the same as the name in which the Exchangeable Shares are registered.

4.

If the Holder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.

5.

Persons signing as executors, administrators, trustees, etc., should so indicate and give their full title as such.

6.

A holder who has submitted a voting direction may revoke it at any time prior to the Meeting. In addition to revocation in any other manner permitted by law a voting direction may be revoked by instrument in writing executed by the Holder or his attorney authorized in writing or, if the Holder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited at the office of the Trustee at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the voting direction is to be acted upon or with a representative of the Trustee in attendance at the Meeting on the day of the Meeting or any adjournment thereof, and upon either of such deposits, the voting direction is revoked.